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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 5, 1999, except as to the pooling of interests with ad hoc Interactive, Inc. which is as of March 26, 1999, appearing in the Registration Statement on Form S-1 (No. 333-87671) relating to the consolidated financial statements of Proxicom, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
October 6, 1999